SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 23, 2009 (date of earliest event reported: March 16, 2009)

e-Smart Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Nevada	000-30717	No. 88-0409261
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

526 West 26th Street, Suite 710, New York NY 10001

(Address of principal executive office) (zip Code)

Registrant’s telephone number, including area code: (212) -727-3790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Other Events, Financials Statements and Exhibits

Item 8.01	Other Events

On or about October 27, 2008, Douglas M. Borwick, on behalf of e-Smart Technologies, Inc. brought a shareholders derivative action in the Southern District of New York (“Court”) against Charles R. Black, Elliot M. Cole, Thomas J. Volpe and Mary A. Grace (“Action”).                             .

On March 16, 2009 a group representing a majority of e-Smart shareholders wrote the court objecting to Borwick’s suit. On March 16, 2009 the Plaintiffs in the Action filed a Motion for Additional Time or Alternatively, Notice of Dismissal Without Prejudice. On March 17, 2009, the Court filed an order effectively allowing the Plaintiff dismissing the Action without prejudice.

The foregoing description of the Dismissal is qualified in its entirety by reference to the actual Dismissal Order, a copy of which is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: March 26, 2009

New York, New York

E-SMART TECHNOLOGIES, INC.

BY: /s/ Mary Grace
Mary Grace, President

Exhibit Index

Exhibit Number	Description
99.1	Dismissal Order (March 16, 2009)